ITEM 77Q(c) - COPIES OF
 NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY
CONTRACTS



Schedule 1
to Limited Power of Attorney
dated as of April 1, 1999
(as revised June 30, 2010)
by Money Market Obligations Trust
(the "Trust"), acting on
behalf of each of the series portfolios
listed below, and appointing
Federated Investment Management Company
the attorney-in-fact of the
Trust


List of Series Portfolios

Federated Alabama Municipal Cash Trust
Federated Arizona Municipal Cash Trust
Federated Automated Cash Management Trust
Federated Automated Government Cash Reserves
Federated Automated Government Money Trust
Federated California Municipal Cash Trust
Federated Capital Reserves Fund
Federated Connecticut Municipal Cash Trust
Federated Florida Municipal Cash Trust
Federated Georgia Municipal Cash Trust
Federated Government Obligations Fund
Federated Government Reserves Fund
Federated Liberty U.S. Government Money Market Trust
Federated Maryland Municipal Cash Trust
Federated Massachusetts Municipal Cash Trust
Federated Master Trust
Federated Michigan Municipal Cash Trust
Federated Minnesota Municipal Cash Trust
Federated Money Market Management
Federated Municipal Obligations Fund
Federated Municipal Trust
Federated New Jersey Municipal Cash Trust
Federated New York Municipal Cash Trust
Federated North Carolina Municipal Cash Trust
Federated Ohio Municipal Cash Trust
Federated Pennsylvania Municipal Cash Trust
Federated Prime Cash Obligations Fund
Federated Prime Management Obligations Fund
Federated Prime Obligations Fund
Federated Prime Value Obligations Fund
Federated Tax-Free Obligations Fund
Federated Tax-Free Trust
Federated Treasury Obligations Fund
Federated Trust for U.S. Treasury Obligations
Federated U.S. Treasury Cash Reserves
Federated Virginia Municipal Cash Trust
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